Exhibit 10.11(b)

AMENDMENT NO. 1
TO
STRIDENT SUPERHOLDINGS, INC. 2012 EQUITY INCENTIVE PLAN

This AMENDMENT NO. 1, dated as of September 25, 2014 (this “Amendment”), to that certain Strident Superholdings, Inc. 2012 Equity Incentive Plan, as amended (the “Plan”).

W I T N E S S E T H:

WHEREAS, Strident Superholdings, Inc. has previously changed its name to Connolly Superholdings, Inc.

WHEREAS the Board of Directors of Connolly Superholdings, Inc. (f/k/a Strident Superholdings, Inc.) (the “Plan Administrator”) desires to amend Section 5.1(a) of the Plan to increase the maximum number of Shares (as defined in the Plan) that may be issued pursuant to Awards (as defined in the Plan) under the Plan.

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.             Defined Terms.  Capitalized terms used herein, but not defined herein, have the respective meanings ascribed thereto in the Plan.

2.             Amendments.

(a)           All references within the Plan to “Strident Superholdings, Inc.” and “the Company” shall deemed to refer to “Connolly Superholdings, Inc.”

(b)            Section 5.1(a) of the Plan shall be, and hereby is, amended and restated as follows:

“(a)  Shares.  Subject to adjustment as provided in this Article 5 and Article 12 of the Plan, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 1,187,431 Shares.  The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 720,000 Shares, subject to adjustments provided in Article 12 hereof and subject to the provisions of Sections 422 or 424 of the Code or any successor provisions.  The Shares available for issuance under this Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.  Any Shares delivered to the Company as part or full payment for the purchase price of an Award granted under this Plan, to satisfy the Company’s withholding obligation with respect to an Award granted under this Plan or repurchased by the Company (or its designee) shall again be available for Awards under the Plan.”

3.             Reference to and Effect on the Plan.  Except as specifically amended herein, the Plan shall remain in full force and effect and is hereby ratified and confirmed.  All references in the Plan to the “Plan” shall mean the Plan as amended by this Amendment.

4.             Effectiveness.  This Amendment shall become effective as of the date this Amendment is approved by the Board of Directors of Connolly Superholdings, Inc.